UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-27739

State of Incorporation: Texas

IRS Employer Identification Number: 90-0315909

325 N. St. Paul Street, Suite 3100
Dallas, Texas 75201
(Address of principal executive offices)

(469) 881-8900
(Registrant’s telephone number, including area code)

Item 7.01 – Regulation FD Disclosure

On October 14, 2025, MineralRite Corporation issued a shareholder communication in the form of a press release providing an update on the Company’s operational and corporate developments for the third quarter ended September 30, 2025. A copy of that communication is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The communication discusses, among other topics:

•	progress on the Skull Valley Mine Operating Plan and lease renewal;
•	status of the Company’s Form 10 filing and SEC Staff review;
•	share reclamation activities returning approximately 296 million shares to treasury;
•	continued capital formation through management investment and consultant share purchases;
•	completion of a fully subscribed Regulation D offering of Series D Preferred stock;
•	progress on the Company’s pending Rule 15c2-11 application with FINRA;
•	Penny Stock Exempt designation granted by OTC Markets on September 2, 2025;
•	Acknowledgement of funding interest in a future Regulation A or similar financing, and management’s intent to defer such offering until the Company’s share price more accurately reflects the intrinsic value of assets; and
•	progress toward a joint venture agreement for the Skull Valley and urban-mining projects.

A copy of the Company’s press release summarizing these matters is attached as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated October 14, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MineralRite Corporation

By: /s/ James Burgauer
Name: James Burgauer
Title: President
Date: October 14, 2025